[GTC TELECOM CORP. LETTERHEAD]


                                                     January 1, 2000

Dear Joe:


This letter confirms our understanding that you are to be issued 40,000 shares of GTC Telecom common stock with registration rights. These shares are issued to you, in lieu of cash, as payment against $70,000 for services provided in advertising on behalf of GTC.

Please sign this letter confirming your understanding of the agreement.

Sincerely,


Eric Clemons
/s/ Eric Clemons                                   /s/ Joe Ferris
COO                                                Joe Ferris
GTC Telecom